                                      IRA
                                   FORMS KIT

EVERYTHING YOU NEED TO:

- - OPEN A NEW SM&R IRA ACCOUNT

- - TRANSFER YOUR PRESENT IRA ACCOUNT(S) TO AN SM&R IRA

- - DIRECTLY ROLL OVER YOUR RETIREMENT PLAN DISTRIBUTION

- - OPEN OR TRANSFER AN SEP ACCOUNT

                     SECURITIES MANAGEMENT & RESEARCH, INC.
                    One Moody Plaza * Galveston, Texas 77550
                                 (409) 763-2767

                                     [LOGO]

                                Member NASD, SIPC

IT'S AS EASY AS "ABC" TO ESTABLISH AN IRA
===============================================================================
  After reviewing a current prospectus for the American National Funds Group and/or SM&R Capital Funds, Inc., carefully complete the IRA APPLICATION found in this kit.

  To make it as easy as "ABC" to establish an IRA in our family of funds, Securities Management & Research, Inc. ("SM&R") has placed all forms required to establish an IRA in this kit. The forms included are:

1. IRA DIRECT TRANSFER REQUEST--Complete this form, included in this kit, if you wish to have a Trustee-to-Trustee transfer of your current IRA to SM&R from another institution.

2. * DIRECT ROLLOVER REQUEST FORM--If you wish to roll funds directly from a qualified retirement plan or 403(b) plan (TSA) to an IRA in the American National Family of Funds, complete and return this form, included in this kit.

3. * IRA ROLLOVER STATEMENT--Complete this form, included in this kit, if you have already received a distribution from an IRA, qualified retirement plan or 403(b) (TSA) and are rolling the proceeds into an IRA in the American National Family of Funds within the 60th day of receiving the funds.

IRA CONTRIBUTION DEADLINE

  Contributions may be made all year long but must be completed by your tax filing deadline (not including extensions) in order to deduct them for the prior year. The IRS has stated that a contribution postmarked April 15 may be considered a prior year contribution. This position is subject to change at any time.

  Furthermore, all contributions made by pre-authorized check, payroll allotments, etc., are deemed to be current year contributions ONLY.

  If you have any questions please contact your representative or call SM&R, toll free, at 1-800-231-4839.

* IMPORTANT NOTE: EFFECTIVE JANUARY 1, 1993, ELIGIBLE ROLLOVER DISTRIBUTIONS FROM QUALIFIED PLANS AND 403(b) PLANS ARE SUBJECT TO A 20% MANDATORY WITHHOLDING TAX UNLESS ROLLED OVER DIRECTLY TO AN IRA OR TO ANOTHER QUALIFIED RETIREMENT PLAN. PLEASE REVIEW PAGES 11 FOR A FURTHER EXPLANATION.


IS IT A TRANSFER OR A ROLLOVER?
===============================================================================
  These two terms have been used interchangeably to apply to any movement of funds between retirement plans for years. However, there exists a major difference--A Rollover is a reportable transaction. Below is a more thorough explanation of the difference between the two.

TRANSFER

  A transfer is essentially the movement of all or part of the assets in a retirement plan from its current trustee or custodian to a successor trustee or custodian. Because the assets remain in the same type of plan and are not received by the participant, they are not reportable to the government.

  To transfer IRA assets from another institution to Securities Management & Research, Inc. ("SM&R"), you will need to complete the Transfer Request Form, included in this kit. If you have an existing IRA you may choose to invest the proceeds from your transfer to that account, in which case you would not need to complete the IRA Application. However, if the proceeds are to be invested in a new IRA, complete the Application in its entirety, and give both the Application and Transfer Request to your representative or mail them directly to Securities Management & Research, Inc. at the address indicated on the Application. SM&R will handle the transfer for you and send a confirmation statement when the transfer is completed.

ROLLOVER

A rollover occurs when plan assets become payable to a participant in a reportable transaction and these funds are redeposited into another retirement plan. A participant in a qualified plan or 403(b) plan can choose either to have the distribution rolled over directly by the current plan's trustee or custodian (a "Direct Rollover") or to receive the distribution, less a mandatory 20% federal withholding tax, and complete the rollover within (60) sixty days. Beginning in 1993 distributions received from qualified retirement plans, including 403(b) plans, that are eligible for rollover treatment are subject to a mandatory 20% federal withholding tax, unless the distribution is rolled over directly to an IRA or another qualified plan from the plan's trustee or custodian.

  Although the amount rolled over is not subject to current taxes, the trustee or custodian of the distribution retirement plan is required to issue IRS
Form 1099R showing the full amount of the distribution. When you roll over the amount to an IRA, SM&R will issue a confirming Form 5498 to both you and the IRS. Additionally, you will have to reflect the information regarding the rollover on your tax return for the year in which the distribution occurred.

  To "roll over" to an IRA, complete the IRA Rollover Statement, included in this kit, unless you are requesting a "Direct Rollover" in which case you should complete the Direct Rollover Request Form. Attach the appropriate form to a completed IRA Application and give both to your representative or mail directly to Securities Management & Research, Inc. If you have an existing IRA, you may choose to roll over the proceeds to that IRA account; however, by doing so, you waive the right to later "roll" the funds back into a new employer's qualified plan and retain certain beneficial tax treatment on the ultimate distribution of this account.

  Because of the possible tax implications of transfers and rollovers, you are encouraged to consult with your tax adviser.

  PLEASE BE REMINDED--YOU ARE ALLOWED ONLY ONE IRA TO IRA ROLLOVER IN A 12-MONTH PERIOD.


[LOGO] AMERICAN NATIONAL FAMILY OF FUNDS                  |--------------------------|
       Forward to:  Securities Management & Research, Inc.|     HOME OFFICE USE      |
                    One Moody Plaza, Galveston, TX 77550  |--------------------------|
                    (800) 231-4639                        |Account Number            |
                                                          |--------------|-----------|
                                                          |Account Type  |Social Code|
                                                          |--------------|-----------|
IRA APPLICATION--PART 1                                   |FI Number     |LOI Amount |
(INCLUDES SEP)                                            |--------------|-----------|

_______________________________________________________________________________

ACCOUNT REGISTRATION FORM (must be accompanied by Account Application--Part 2 Suitability Form)

This application form is for use in establishing IRA and SEP accounts in the American National Funds Group and the SM&R Capital Funds.

ACCOUNT REGISTRATION
SM&R, Inc., Custodian for

Name __________________________________________________________________________

Date of Birth (mm/dd/yy) ______________________________________________________

Address _______________________________________________________________________

City, State, Zip ______________________________________________________________

Social Security No. ___________________________________________________________

Daytime Phone Number __________________________________________________________

Evening Phone Number __________________________________________________________


ACCOUNT TYPE

/ / Contributory IRA ($2,000 limit/$4,000 combined for Spousal IRAs)
    / / Deductible IRA     / / Non-Deductible IRA        / / Spousal IRA
                                         (separate application for each spouse)

/ / Transfer IRA (no dollar limit) (IRA to IRA)
    Transfer Request attached

/ / Rollover IRA (no dollar limit) (Qualified Plan to IRA)

/ / SEP-IRA (5305-SEP, attached)


INVESTMENT INFORMATION

METHOD OF INVESTMENT

  / / I have enclosed a check for a minimum of $100 per Fund ($1,000 for American National Primary Series)

  / / I have enclosed a check for a minimum of $20 per Fund ($100 for American National Primary Series) and completed the Pre-Authorized Check Plan form #8006 located at the back of the appropriate Fund's prospectus

  / / Billing Franchise No. ___________________________________________________

  / / Military Allotment (complete form 8341.)

  / / I have NOT enclosed a check because:

      / / A Transfer Request is attached

      / / A Direct Rollover Request is attached


FUND SELECTION

                                            INVESTMENT           TAX YEAR OF
      FUND SELECTION                          AMOUNT             CONTRIBUTION

  / / A. N. Growth Fund (21)                __________           ____________

  / / A. N. Income Fund (22)                __________           ____________

  / / Triflex Fund (23)                     __________           ____________

  / / A. N. Government Income Fund (26)     __________           ____________

  / / A. N. Primary Fund (27)               __________           ____________

All dividends and capital gains distributions will be automatically reinvested into the account.


                      PLEASE MAKE YOUR CHECK PAYABLE TO SM&R, INC.


REDUCED SALES CHARGE (NOT APPLICABLE TO PRIMARY SERIES)
PLEASE CHECK THE APPLICABLE CATEGORY(IES) FEE AND WRITE THE ACCOUNT NUMBER(S) TO BE INCLUDED IN DETERMINING THE REDUCED SALES CHARGE UNDER ACCOUNT NUMBERS BELOW. REFER TO THE PROSPECTUS REGARDING SALES CHARGES.

  / / Right of Accumulation. I apply for this privilege, as described in the Prospectus, based on the accounts listed in the spaces provided below

  / / Letter of Intent. By completing this section, I agree to the provisions of the Letter of Intent as described in the Prospectus. I have listed my other accounts that may qualify to be included under this LOI

      / / Establish a new LOI for the amount indicated below

      / / Increase my current LOI to the amount indicated below

      I plan to invest during a 13-month period a dollar amount at least:

      / / $50,000*       / / $100,000       / / $250,000       / / $500,000

      *(Growth, Income, and Triflex Funds only)

      ________________________________        ________________________________
      Account Number                          Account Number

      ________________________________        ________________________________
      Account Number                          Account Number


BENEFICIARY INFORMATION

PRIMARY BENEFICIARY

Name __________________________________________________________________________

Relationship __________________________________________________________________

Social Security No. _____________________________ Date of Birth _______________


Secondary Beneficiary

Name                            Relationship           SS#       Date of Birth

_______________________________________________________________________________

_______________________________________________________________________________


If you are married, live in a community property state, and your spouse is NOT designated as the only Primary Beneficiary, your spouse must sign below.

I hereby consent to the designation of beneficiary as stated above.

Signature of Spouse ___________________________________________________________

Date __________________________________________________________________________


                    SIGNATURES REQUIRED ON REVERSE SIDE.

AUTHORIZATION AND SIGNATURE

I hereby establish an American National Funds Group and/or SM&R Capital Funds IRA (or SEP) Account, appoint Securities Management & Research, Inc. (SM&R) as Custodian, and

1) Acknowledge that I have received, read, and understand the reproduction of IRS Form 6306 Custodial Agreement and IRA Disclosure Statement;

2) Consent to the $7.50 (per account) setup fee, the $7.50 (per account) annual maintenance fee, and $5.00 excess contribution adjustment fee. Such fees are subject to change on 30 days written notice to the Participant; and

3)  Agree to the conditions governing the designation of beneficiary.

4) Further, I certify the following Backup Withholding Status and Citizenship (Substitute W-9);

      Under penalties of perjury, I certify by my signature as "Participant" that the social security/taxpayer identification number furnished in this application is correct and that (check the appropriate box and fill in citizenship status below):

      / / I am not subject to backup withholding

      / / I have been notified by the IRS that I am subject to backup withholding for failure to report all interest and/or dividends

      / / I do not have a social security/taxpayer identification number, but I have applied for one. I understand that if I do not provide this number within 60 days, the required Federal tax will be withheld.

      / / I am an exempt recipient

      CITIZENSHIP          / / U.S.     / / OTHER _________________________

SIGNATURE PROVISIONS
I certify that the information which I have provided and the information which is included within the application and attached material, is accurate and complete. I have received and read the current prospectus of the fund(s) selected, and I agree to its terms. The Prospectus has an effective date of (indicate date from front cover). ___________________________________________

Participant's signature _____________________________________________________

Date ________________________________________________________________________

REGISTERED REPRESENTATIVE INFORMATION (SM&R REG REPS ONLY)

/ / YES, I HAVE COMPLETED AND ATTACHED ACCOUNT APPLICATION--PART 2 SUITABILITY
    FORM (#9402)

Representative Signature ____________________________________________________

Representative Name (print) _________________________________________________

Representative Social Security Number _______________________________________

BROKER/DEALER USE ONLY (PLEASE PRINT)

WE HEREBY SUBMIT THIS APPLICATION FOR THE PURCHASE OF SHARES OF THE FUND(S) INDICATED IN ACCORDANCE WITH THE TERMS OF OUR SELLING AGREEMENT WITH SECURITIES MANAGEMENT & RESEARCH, INC. ("SM&R"), AND WITH THE PROSPECTUS FOR THE FUND(S). WE AGREE TO NOTIFY SM&R OF ANY PURCHASES OF SHARES MADE UNDER A LETTER OF INTENT OR RIGHT OF ACCUMULATION OR OTHERWISE ELIGIBLE FOR REDUCED OR ELIMINATED SALES CHARGES. IF THIS APPLICATION INCLUDES A SYSTEMATIC WITHDRAWAL PLAN REQUEST, WE GUARANTEE THE SIGNATURE(S) IN THIS APPLICATION.

Dealer Name __________________________________ Dealer # _____________________

Main Office Address _________________________________________________________

Branch # _____________________________ Rep # ________________________________

Representative Name (print) _________________________________________________

Branch Address ______________________________________________________________

Phone Number ________________________________________________________________

Authorized Signature of Dealer ___________________________ Title ____________

_____________________________________________________________________________

CUSTODIAN:  SECURITIES MANAGEMENT & RESEARCH, INC.

Accepted By: ________________________________________________________________

Date ________________________________________________________________________

[LOGO]      SECURITIES MANAGEMENT & RESEARCH, INC.
             One Moody Plaza, Galveston, TX 77550
                      Member NASD, SIPC
     Distributor for the American National Family of Funds

ACCOUNT APPLICATION--PART 2
--------------------------------------------------------------------------------
PURCHASER SUITABILITY FORM & ARBITRATION AGREEMENT (This form must accompany all mutual fund applications submitted to SM&R. All information requested is required.)


NEW INVESTOR INFORMATION

Date ___________________________________________________________________________

1. Account Registration ________________________________________________________

   If account registered as a corporation, partnership or other legal entity, names of any persons authorized to transact business on behalf of entity:

   _____________________________________________________________________________

   Social Security (or Tax I.D.) No. ___________________________________________

2. Fund(s) being purchased _____________________________________________________

3. Investor's Occupation _______________________________________________________

   Name of Employer ____________________________________________________________

   Address of Employer _________________________________________________________

   Business Phone (   ) ________________________________________________________

4. Is the Investor employed by or associated with a member of the NASD or NYSE?

   / / No

   / / Yes. If yes, provide the name, address and phone no. of the firm:

________________________________________________________________________________

________________________________________________________________________________

5. Tax Status

   / / Single                 / / Head of Household

   / / Married filing separate returns

   / / Married filing joint return or qualifying widow(er) with dependent child

   / / Corporation            / / Other

6. Marital Status

   / / Married                / / Single                  / / Widowed

7. Dependents

   / / Spouse                 / / Children: Ages __________

   / / Other

INVESTOR SUITABILITY INFORMATION
(TO BE COMPLETED BY INVESTOR OR REGISTERED REPRESENTATIVE.)

NASD rules require Registered Representatives to have reasonable grounds for believing the recommended investment is suitable for the customer. Therefore, representatives are required to make inquiries concerning the financial condition of a proposed investor. You are urged to supply such information so that the representative can make an informed judgment as to the suitability of your investment selection(s). However, you are not required to divulge such information. If you choose not to do so, you must sign at the section provided on the reverse side indicating refusal and acknowledging that the representative did request the suitability information.

1. SOURCES OF FUNDS FOR INVESTMENT
   / / Current Earnings       / / Gift or Inheritance     / / Insurance Benefit
   / / Savings                / / Sale  of Assets         / / Maturity Proceeds
   / / Other _______________

2. PRIMARY PURPOSE OF INVESTMENT
   / / Education              / / Savings                 / / Retirement
   / / Current Income         / / Tax Shelter             / / Business Purposes
   / / Other _______________

3. INVESTMENT PROFILE
   (a) What is your current investment preference?
       / / Aggressive Growth  / / Growth                  / / Growth & Current
                                                              Income
       / / Current Income     / / Maximum safety, even if modest return

   (b) What is your risk comfort level?
       / / High               / / High/Moderate           / / Moderate
       / / Moderate/Limited   / / Low

   (c) What is your financial goal time horizon?
       / / 1-5 years          / / 5-10 years
       / / 10 years and beyond

   (d) What is your age range?
       / / 21-40              / / 41-59                   / / 60+

   (e) What is your tax bracket?
       / / 15%                / / 28%                     / / 28+

   (f) What is your estimated annual family income?
       / / Under $15,000      / / $15,000-$30,000         / / $30,000-$50,000
       / / $50,000-$100,000   / / Over $100,000

   (g) What is your estimated net worth (exclude home, furnishings and automobiles)?
       / / Under $25,000      / / $25,000-$50,000
       / / $50,000-$100,000   / / Over $100,000

   (h) Are you responsible for the financial welfare of anyone other than your immediate family (i.e. alimony, child or parental support, etc.)?
       / / Yes                / / No

   (i) Do you own other securities?
       / / Yes                / / No

   Types: / / Stocks    / / Bonds   / / Mutual Funds
          / / Variable products     / / Other ___________________

I (we) furnished the above suitability information and it has been accurately recorded.

Investor Signature _____________________________________________________________

Joint Owner Signature __________________________________________________________


                                  CONTINUED ON REVERSE SIDE.

[LOGO] SECURITIES MANAGEMENT & RESEARCH, INC.

ACCOUNT APPLICATION--PART 2
--------------------------------------------------------------------------------

STATEMENT OF REFUSAL TO PROVIDE FINANCIAL INFORMATION

I (we) fully understand that the Registered Representative, acting on behalf of Securities Management & Research, Inc. (SM&R), has requested the preceding suitability information to determine whether my (our) purchase of securities is an appropriate investment considering my (our) financial situation. I (we) refuse to provide the requested information and by my (our) signature(s) below agree not to seek rescission of the investment or damages based on its unsuitability.


________________________________________________________________________________
Investor Signature

________________________________________________________________________________
Joint Owner Signature

REGISTERED REPRESENTATIVE NOTICE--Should the Investor sign the above Statement of Refusal to Provide Financial Information, it is still an NASD requirement that you have reasonable grounds to recommend the purchase of this investment as suitable. Therefore, YOU must complete the suitability information to the best of your knowledge and certify that you have done so when signing the Registered Representative's Statement below.

-------------------------------------------------------------------------------

REGISTERED REPRESENTATIVE STATEMENT & SIGNATURE

Check appropriate boxes.

/ / Application--Part 1 attached.

/ / Custodial Agreement and Disclosure Statement detached and given to Investor.
    (For IRA, TSA, SEP, or SIMPLE accounts only)

/ / Signed Arbitration Agreement

/ / Suitability information was provided by the Investor and the Investor signed acknowledgement that information was accurately recorded.

                                        --or--

/ / Refusal to Provide Financial Information Statement Signed by Investor.
    I provided the suitability information to the best of my knowledge and have reasonable grounds to recommend the purchase of this investment as suitable for the investor.


________________________________________________________________________________
Registered Representative Signature

________________________________________________________________________________
Registered Representative Name (print)


ACCEPTED; SECURITIES MANAGEMENT & RESEARCH, INC.

BY _____________________________________________________________________________


PURCHASER AGREEMENT TO ARBITRATION

THIS SECTION IS NOT APPLICABLE TO MISSOURI RESIDENTS

The following conditions are agreed to by all parties to this agreement.

   1. Arbitration is final and binding on the parties.

   2. The parties are waiving their right to seek remedies in court, including the right to a jury trial.

   3. Pre-arbitration discovery is generally more limited and different from court proceedings.

   4. The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by arbitrators is strictly limited.

   5. The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

   By signing below, I (we) understand that I (we) have the right to any dispute between us arising under the federal securities laws to be resolved through litigation in the courts. In lieu of using the courts, I (we) may agree, after any such dispute has arisen, to settle it by arbitration before an appropriate group of arbitrators. However, I (we) understand that any other dispute between us arising out of any transaction or this agreement shall be settled by arbitration before the National Association of Securities Dealers, Inc., which must be commenced by a written notice of intent to arbitrate. Judgment upon any award may be entered in any appropriate court.

   I (we) further understand that we may not bring a punitive or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against anyone who has initiated in court a punitive class action; or who is a member of a punitive class action until (1) the class action certification is denied; or (2) the class is decertified; or (3) I (we) are excluded from the class action by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any right under this agreement except to the extent stated herein.


________________________________________________________________________________
Investor Signature

________________________________________________________________________________
Joint Owner Signature

                                                                      Form 9402
                                                                          05/97

IRA TRANSFER REQUEST
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

USE THIS FORM ONLY WHEN TRANSFERRING ASSETS FROM AN EXISTING IRA TO AN IRA WITH SECURITIES MANAGEMENT AND RESEARCH, INC. ("SM&R"). If you do not have an existing IRA with SM&R, an IRA Application must be completed prior to the transfer. If you have any questions, please contact your SM&R representative or SM&R directly for assistance.
-----------------------------------------------------------------------------

PARTICIPANT INFORMATION

Name_____________________________________________________________

Address__________________________________________________________

City, State, Zip_________________________________________________

Social Security No.______________________________________________

Daytime Phone Number (          )________________________________

CURRENT TRUSTEE/CUSTODIAN INFORMATION

Name of Resigning Trustee________________________________________

Address__________________________________________________________

City, State, Zip_________________________________________________

Name of mutual fund or deposit institution, if applicable
_________________________________________________________________


LIQUIDATION/TRANSFER INSTRUCTIONS

/ / Liquidate all assets and transfer proceeds

/ / Liquidate $___________ and transfer proceeds

/ / The Transfer should be made immediately.
    I realize early withdrawal penalties may apply.

/ / Transfer should be made upon maturity of the current investment. The maturity date is_____________________________

Account number(s): (attach a copy of recent statement, if possible)

     --------------------------       ---------------------------
     Account Number                   Account Number

     --------------------------       ---------------------------
     Account Number                   Account Number


PARTICIPANT'S SIGNATURE AND AUTHORIZATION TO TRANSFER

   Please accept this as your authorization and instruction to liquidate the assets noted above, which your company presently holds for me, and transfer as indicated. If a Required Minimum Distribution (RMA) is required, forward this amount to me at my address of record. I have established an IRA with Securities Management & Research, Inc. as the successor Custodian. I am aware of and acknowledge early withdrawal penalties that may apply.

Signature_________________________________________________________

Date______________________________________________________________

Signature Guarantee, if necessary

__________________________________________________________________

If applicable, detach and submit to SM&R

REQUIRED MINIMUM DISTRIBUTION (RMD) ELECTION INFORMATION
THIS INFORMATION IS TO BE COMPLETED BY THE CURRENT TRUSTEE OR CUSTODIAN.

   If the participant is age 70 1/2 or older this year, this section must be completed by an authorized representative of the resigning Trustee/Custodian indicating the Election made by the Participant. NOTE: DO NOT TRANSFER ANY PORTION OF THE PLAN WHICH REPRESENTS THE RMD AMOUNT.

CALCULATION METHOD  / / Recalculation  / / Declining Years

LIFE EXPECTANCY     / / Single Life    / / Joint Life*

REQUIRED MINIMUM DISTRIBUTION (RMD) $______________ has been withheld from this transfer to satisfy this year's RMD.

The factor used to calculate the RMD payment was_______________________________

_______________________________________________________________________________
Authorized Signature of Current Custodian/Trustee

_______________________________________________________________________________
Printed Name


ACCEPTANCE (to be completed by SM&R)

SECURITIES MANAGEMENT AND RESEARCH, INC. agrees to serve as custodian and accept the transfer as indicated above.

Participant____________________________________________________________________

Account No.____________________________________________________________________

Authorized Signature
Securities Management & Research, Inc

_______________________________________________________________________________

Date___________________________________________________________________________


INSTRUCTIONS TO RESIGNING TRUSTEE/CUSTODIAN:

Make check payable to Securities Management & Research, Inc., and include the account number (shown above) and participant's name on the check. Please attach a copy of this form to the check.


MAIL TO:

SECURITIES MANAGEMENT AND RESEARCH, INC.
ONE MOODY PLAZA
GALVESTON, TX 77550

                                                                          05/97

DIRECT ROLLOVER REQUEST FORM (To directly roll over distributions from your former employer's qualified plan to an SM&R IRA.)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                Account No.___________________
                                                             For SM&R Use Only

Use this form if you wish to have an eligible distribution from your qualified retirement plan, including a 403(b) plan, directly rolled over to a Rollover IRA. Please contact your former employer to determine if a substitute form is available or if additional forms are required.

PARTICIPANT INFORMATION

Name___________________________________________________________________________

Address________________________________________________________________________

City, State, Zip_______________________________________________________________

Social Security No.____________________________________________________________

Daytime Phone Number___________________________________________________________

ROLLOVER INFORMATION (Please check one, and complete)

/ / Rollover of qualified retirement plan funds*

/ / Rollover of 403(b) plan funds*

*You will need to reflect this rollover on your current year tax return in order to properly offset the amount shown on the Form 1099R you will receive from your Trustee/Custodian.

Name of Custodian
or Former Employer_____________________________________________________________

Address________________________________________________________________________

City, State, Zip_______________________________________________________________

Account Number(s)______________________________________________________________

I am requesting a / / Full   / / Partial $_____________________________________
distribution from the above-referenced account(s).

Is a completed distribution request form (obtained from your employer or plan administrator) attached? / / Yes / / No Please explain.

PARTICIPANT'S AUTHORIZATION & SIGNATURE
I hereby authorize the above named Trustee/Custodian to roll over my plan distribution directly to (check one):

/ /  My existing American National Funds IRA/Rollover IRA account no.__________

/ / A new American National Funds Rollover IRA. I have attached a completed American National Family of Funds IRA Application.

By signing this Direct Rollover Request, I agree to the following:

1) I am irrevocably electing to have funds from my former employer's retirement plan directly rolled over to an American National Funds Rollover IRA.

2) The amount being rolled over, to the best of my knowledge, qualifies for rollover treatment and does not include any after-tax employee contributions;

3) I understand that if I commingle the rollover funds from my former employer's retirement plan with my Contributory IRA funds held with American National Funds, these rollover funds no longer qualify for rollover treatment back into a new employer's retirement plan at a later date; and

4) I understand that neither the Custodian, its agent, nor the American National Family of Funds warrants this rollover's eligibility for tax-deferred status.

______________________________________________________________________________
                         Signature of Participant

______________________________________________________________________________
                                   Date

ACCEPTANCE (to be completed by SM&R)

SECURITIES MANAGEMENT AND RESEARCH, INC. agrees to serve as custodian and accept the direct rollover as indicated above.

Participant____________________________________________________________________

Account No.____________________________________________________________________

Authorized Signature
Securities Management & Research, Inc.

_______________________________________________________________________________

Date___________________________________________________________________________

INSTRUCTIONS FOR RESIGNING CUSTODIAN

Please make check payable to SECURITIES MANAGEMENT AND RESEARCH, INC. and include Account Number (shown above) and NAME OF PARTICIPANT on the check. Please send the check with a copy of this form to the address shown below.

REQUIRED DISTRIBUTION INFORMATION: If the Participant has reached age 70 1/2, please complete the following:

Election made by Participant as of his/her required beginning date.
1)  Period over which required distributions are to be made:
    _____________________ years

2)  Payment method (check one):
    / / Declining (elapsed) years
    / / Recalculation of life expectancy

3)  Has Participant chosen Joint Life Expectancy with a Designated
    Beneficiary?
    / / Yes
    / / No
    If "Yes", please complete:

    Beneficiary________________________________________________________________
    Spouse?  / / Yes   / / No


MAIL TO:

SECURITIES MANAGEMENT AND RESEARCH, INC.
ONE MOODY PLAZA
GALVESTON, TEXAS 77550

                                                                          05/97

IRA ROLLOVER STATEMENT (INDIRECT ROLLOVER)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     This form MUST be completed in its entirety when depositing proceeds you've already received (not a Direct Rollover) from another IRA or a qualified retirement plan to be deposited into a new or existing IRA or Rollover IRA account in the American National Family of Funds. AN IRA APPLICATION IS ALSO REQUIRED WHEN ESTABLISHING A NEW IRA ACCOUNT. This form, the check, a completed Investor Suitability form and a completed application, if applicable, is to be mailed to:

Securities Management and Research, Inc.
One Moody Plaza, Galveston, Texas 77550
-------------------------------------------------------------------------------

THE PROCEEDS BEING DEPOSITED in this IRA represent all or a portion of (check one of the following):

/ /  A distribution from a Contributory IRA or Individual Retirement Annuity
     (R4)

/ / An eligible rollover distribution from a qualified retirement plan [IRC 401(a)] (R8)

/ / An eligible rollover distribution from a TSA [403(b)] custodial account or annuity (R8)

/ / A distribution as a result of a Qualified Domestic Relations Order [IRC 414(p)] (R8)

/ / A beneficiary distribution from my deceased spouse's IRA, TSA [403(b)], or qualified plan (R8)

FURTHERMORE:

- - I understand that the proceeds being invested must be invested within 60 days of my receiving them from a retirement plan. I am investing the proceeds within this 60 day period.

- - I understand that my election to invest these proceeds in a Rollover IRA in the American National Family of Funds is irrevocable.

- - I understand that no after-tax employee contributions originating from a qualified plan or TSA are allowed to be rolled over and these proceeds do not contain any after-tax employee contributions.

- - I UNDERSTAND THAT I AM PERMITTED ONLY ONE TAX-FREE INDIRECT ROLLOVER FROM AN IRA I HOLD IN ANOTHER INSTITUTION DURING A TWELVE MONTH PERIOD.

- - I understand that commingling rollover proceeds from a retirement plan or TSA with contributory IRA proceeds held in any of the American National funds prevents me from rolling the proceeds back into a new retirement plan or TSA at a later date.

- - I understand the tax consequences of commingling rollover proceeds with a Contributory IRA.

- - I understand that neither the Custodian, its agent or the American National Family of Funds warrant the eligibility for tax-deferred status of rollover proceeds.

--------------------------------------------------------------------------------

The attached check is to be deposited as indicated below:

ACCOUNT INFORMATION

/ / Existing IRA No. ____________________________

/ / New IRA Rollover account (completed IRA application and Investor
    Suitability form must be attached)

REQUIRED MINIMUM DISTRIBUTION (RMD) INFORMATION

This information is to be completed by the investor. If you are age 70 1/2 or older this year, this section must be completed indicating the Distribution Options you made with the previous Trustee or Custodian. NOTE: DO NOT FORWARD ANY PORTION OF THE PROCEEDS REPRESENTING THE REQUIRED MINIMUM DISTRIBUTION (RMD) AMOUNT.

CALCULATION METHOD    / / Recalculation     / / Declining Years
LIFE EXPECTANCY       / / Single Life       / / Joint Life

Factor used to calculate RMD __________ years

IRA PARTICIPANT INFORMATION

Signature _____________________________________________________________________

Please print name _____________________________________________________________

Social Security Number ________________________________________________________

Daytime Phone Number __________________________________________________________


               Should you require assistance in completing this form,
                  contact an SM&R representative or SM&R directly.

                                                                          05/97

IRA ROLLOVER STATEMENT TAX IMPLICATIONS
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

20% MANDATORY WITHHOLDING

     Effective January 1, 1993, distributions received from qualified retirement plans and 403(b) plans that are eligible for rollover treatment are subject to a mandatory 20% federal withholding tax, unless the distribution is rolled over directly from the plan's custodian or trustee to an IRA or another qualified plan.

     For example, if you change jobs and are entitled to $50,000 from your former company's pension or 401(k) plan and you choose to receive this amount in full, you would receive a check for only $40,000. The amount would be less the $10,000 withheld for federal taxes which you, in turn, will apply towards the income tax you owe when filing your tax return.

     However, you intended to roll over the distribution within 60 days to a qualified retirement plan with your new employer or an IRA. How can you roll over the full amount ($50,000) when you only received $40,000? You will have to come up with the missing $10,000 (20%) yourself or owe taxes on the $10,000 in addition to possible tax penalties if you are under age 59 1/2.

YOU CAN AVOID THIS TRAP

     By requesting that the plan's trustee/custodian directly roll the plan distribution to an IRA or to another qualified plan, you can avoid the mandatory 20% withholding tax. If your plan allows, and you are over age
59 1/2, you may consider leaving your money in the plan and begin taking a series of payments over a period of ten or more years. Remember, unless you need immediate use of the money, you do not want to take a check for any amount that could be directly rolled over by your plan's trustee/custodian.

DISTRIBUTIONS NOT ELIGIBLE FOR ROLLOVER TREATMENT

     The following types of distributions are not eligible for rollover and therefore exempt from the 20% withholding tax.

 - Periodic payments made over the participant's single or joint life expectancy, or a period not less than 10 years

 - Any distribution required under the required minimum distribution (RMD) rules under Internal Revenue Code (IRC) 401(a)(9)

 - The portion of any distribution that is not includible in gross income, such as a return of the employee's after-tax contributions

 - Returns of excess deferrals or excess aggregate contributions made to a qualified cash-or-deferred arrangement, such as a 401(k) plan, together with the income allocable to these corrective distributions.

 - Loans treated as distributions under IRC 72(p) and not excepted by IRC
   72(p)(2)

 - Any distribution to a non-spouse beneficiary (upon death of participant) or to a non-spouse payee under a Qualified Domestic Relations Order

 - Loans in default that are deemed distributions

 - Dividends paid on employer securities as described in IRC404(k)

 - The costs of life insurance coverage (P.S. 58 costs)

 - Similar items designated by the Commissioner in revenue rulings, notices and any other guidance


Source: Treasury Regulations 1.401(a)(31)-1T; O&As 3, 4 & 10

INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT
--------------------------------------------------------------------------------

FORM 5305-A

                             INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT
Rev Oct 1992             (Under Section 408(a) of the Internal Revenue Code)     DO NOT File
Department of Treasury                                                         with the Internal
Internal Revenue Service                                                        Revenue Service

Custodian's name SECURITIES MANAGEMENT AND RESEARCH, INC. Custodian's principal place of business GALVESTON, TEXAS

The Custodian named herein has given to the Depositor a Disclosure Statement required under section 1.408-6 of the Internal Revenue Code (the "Code").

The Depositor whose name appears on the IRA Application hereby establishes an Individual Retirement Account under section 408(a) of the Code to provide for his or her retirement and for the support of his or her beneficiaries after death. The Depositor has given to Securities Management and Research, Inc.
the sum listed on the IRA Application (in cash) to establish an Individual Retirement Custodial Account for the Depositor under this agreement and the Depositor and the Custodian agree to the following:
--------------------------------------------------------------------------------

ARTICLE I

     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3) of the Code, or an
employer contribution to a simplified employee pension plan as described in section 408(k).

ARTICLE II

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

2.  No part of the custodial funds may be invested in collectibles
    (within the meaning of section 408(m) of the Code), except as otherwise permitted by Section 408(m)(3).

ARTICLE IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.


3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

    (a)  A single sum payment.

    (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

    (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary. Payments must begin by April 1 following the calendar year end in which the Depositor reaches age 70 1/2.

    (d) Equal or substantially equal monthly, quarterly, or annual payments over a specified period that may not be longer than the Depositor's life expectancy.

    (e) Equal or substantially equal monthly, quarterly, or annual payments over a specified period that may not be longer then the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

    (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

    (b) If the Depositor dies before distribution of his or her required beginning date, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

         (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

         (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If the Depositor's spouse is the beneficiary, distributions need not commence until December 31 of the year the Depositor would have attained age 70 1/2, if later.

       (iii) Spouse may rollover entire interest to own IRA.

     (c) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 624, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) of the Code and related regulations.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

ARTICLE VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the Depositor.

ARTICLE VIII

CUSTODIAL ACCOUNT AGREEMENT

1. The Depositor appoints Securities Management and Research, Inc. as Custodian of this Account. After deduction of all appropriate fees and charges, the balance of Depositor's contributions shall be invested as in hereinafter provided.

2. The Depositor directs the Custodian to invest contributions and reinvest dividends and capital gains distributions in shares of American National Funds as directed on the application. The designated fund(s) may be any one or more of mutual funds sponsored, distributed or underwritten by Securities Management and Research, Inc.

3. The Custodian shall have no investment responsibility or discretion with respect to this Individual Retirement Custodial Account and shall not vote the shares held therein, except as directed by Depositor.

4. This document constitutes the entire contract between Depositor and Custodian and no representative of Securities Management and Research, Inc., nor any broker-dealer shall be deemed to be a representative of or acting on behalf of the Custodian nor shall any representative have any authority to make representations or to bind the Custodian beyond the terms of this document.

5. The Depositor shall have the right, by written notice to the Custodian, to designate or to change a Beneficiary to receive any benefit to which the Depositor may be entitled in the event of his death prior to the complete distribution of such benefits. IF NO SUCH DESIGNATION IS IN EFFECT UPON THE DEPOSITOR'S DEATH, HIS BENEFICIARY SHALL BE HIS ESTATE.

6. The Depositor shall provide information to the Custodian at such times and in such manner and containing such information as will enable the Custodian to prepare reports required by the Internal Revenue Service pursuant to section 408(i) of the Revenue Code of 1954, as amended and regulations promulgated thereunder.

7. The Custodian shall submit such reports to the Internal Revenue Service and the Depositor, the Depositor's surviving spouse or beneficiaries as designated by either in such manner as may be required by the Internal Revenue Service from time to time.

8. Any income taxes or other taxes of any kind whatsoever that may be levied or accessed upon or in respect to the Custodial Account, any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Custodial Account, other administrative expenses incurred by the Custodian in the performance of its duties including fees for legal services rendered to the Custodian, and the compensation to the Custodian shall be paid from the assets of the Account.

9. Securities Management and Research, Inc., as Custodian and as Sponsor assumes no responsibility to make any distribution unless and until such order specifies the occasion for such distribution, the elected manner of distribution as described in Article IV, Section 3, (a), (d), or (e) or any declaration required by Article V. Further, the Custodian and the Sponsor shall not be responsible to make distribution at age 70 1/2 unless written notice is given by the Depositor. This Custodian
    Agreement shall terminate upon the complete distribution of the Account to the Depositor or his beneficiaries or to such successor individual retirement accounts or annuities.

10. Rollover contributions will be received in cash and the Depositor will instruct the Custodian as to which investment the proceeds are to be deposited.

11. The Custodian may resign at any time upon written notice to the Depositor or any current beneficiary or may be removed by the Depositor or any current beneficiary at any time upon 30 days notice in writing to the Custodian. Upon such resignation or removal the Depositor or current beneficiary shall appoint a successor Custodian. If within 30 days after the Custodian's resignation or removal, the Depositor or current beneficiary has not appointed a successor Custodian which has accepted such appointment, the Custodian will liquidate the assets and forward the proceeds to the Depositor or current beneficiary.

12. The Custodian's fees shall be as published and amended from time to time.

13. If, because of an erroneous assumption as to earned income or for any other reason, a contribution which is an excess contribution is made on behalf of the Depositor for any year, adjustment of such excess contribution shall be made in accordance with provisions of this paragraph. The full amount of such excess contribution and any net income attributable thereto shall be distributed to the Depositor, in cash or in kind upon written notice to the Custodian from the Depositor which states the amount of such excess contribution.

14. By execution of this Agreement Depositor consents to the amendment of this Article VIII by the Custodian to make any changes herein which the Custodian determines in its discretion as necessary or desirable.

15. Notwithstanding anything to the contrary, this Individual Retirement Custodial Account Agreement shall be deemed accepted by the Custodian when either (i) the Individual Retirement Custodial Account Application is executed by an authorized representative of the Custodian, or (ii) the Custodian accepts for investment Depositor's initial contribution made in accordance with the terms of this Agreement and the Individual Retirement Custodial Account Application.

16. This contract shall be construed under the laws of the State of Texas and shall become effective upon execution of the Account Application by the Custodian.

17. The acceptance of this Individual Retirement Custodial Account by the Depositor is indicated by execution of the signature section on page 3 of the Application.

18. The acceptance of this account by the Custodian shall be considered effective upon establishment of the account.

IRA DISCLOSURE STATEMENT
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   This disclosure statement describes the official government rules applicable to the operation and tax treatment of individual retirement accounts. Because legal and tax consequences may vary for each individual, you should consult your tax adviser on whether your contributions are tax deductible. PLEASE KEEP THIS DOCUMENT FOR FUTURE REFERENCE.

YOUR RIGHT TO REVOKE: You may revoke your individual retirement account within seven (7) days after the date the account is established only by mailing or delivering written notice of your intent to revoke to:

          Securities Management and Research, Inc.
                      One Moody Plaza
                  Galveston, Texas 77550
                      (409) 763-8272
                      (800) 231-4639

   The notice shall be deemed mailed on the date of the postmark, if deposited in the mail in the United States, first class postage prepaid, properly addressed to the address above. Upon revocation, the entire amount contributed will be returned. Subsequent payments to existing IRAs cannot be revoked!

ELIGIBILITY: Any individual who will not attain the age of 70 1/2 years before the end of his current taxable year and who has compensation which is includible in gross income (including an individual who is a participant in an employer's retirement plan or a government pension plan) may contribute to an IRA. Compensation is defined to include salaries, wages, professional fees, self-employment income, alimony and separate maintenance payments includible in gross income and other income for personal services included in gross income. Income from property, such as dividends, interest or rent, does not qualify as compensation under an IRA Plan.

LIMITATION ON CONTRIBUTIONS: Contributions must be made in cash and cannot exceed the lesser of $2,000 or the amount of your compensation (except rollover, SEP or SIMPLE contributions) for any taxable year. If one spouse has no compensation, the other spouse may contribute to an IRA for such spouse; provided two separate IRA accounts exist, the total amount contributed does not exceed the lesser of $4,000 or 100% of the working spouse's compensation, a joint income tax return is filed and no more than $2,000 is contributed to any one account. If a husband and wife each receive compensation as defined in the preceding paragraph during the year and are otherwise eligible, each may establish his or her own IRA. The contribution limitations are applicable to the separate compensation of each individual without regard to any state community property laws. Your contribution may or may not be deductible for income tax purposes. Consult your tax adviser for more information.

   If you are not eligible to make a deductible contribution to your IRA, you may make a non-deductible contribution not to exceed the lesser of $2,000 or 100% of your compensation. Earnings on non-deductible contributions are tax deferred until distributed.

   You must indicate on your tax return the extent to which your IRA contribution is non-deductible by filing Form 8606 with your return.

   If you overstate the amount of your non-deductible contribution, a penalty of $100 will be assessed unless it is due to reasonable cause.

INVESTMENT OF FUNDS IN LIFE INSURANCE: No part of the custodial funds may be invested in life insurance contracts.

INVESTMENT AND HOLDING OF CONTRIBUTIONS: Contributions in an IRA are held in a custodial account for the exclusive benefit of the investor, his surviving spouse and his beneficiaries who may include his estate, his dependents or any other persons he may designate in writing delivered to the custodian. Your interest in the account is fully vested and nonforfeitable. The custodian maintains a separate account or record for each investor and such account or record is available for inspection during regular business hours. The contributions will be invested in the funds described in the Application completed by the investor.

DISTRIBUTION OF FUNDS: Distributions of benefits without a penalty tax MAY begin as soon as the investor attains age 59 1/2, but they MUST begin on or before April 1 of the calendar year following the calendar year in which the investor attains 70 1/2. An investor may elect to receive benefits if he becomes disabled, without regard to age. A "minimum distribution" is required to be made each year beginning on or before April 1 of the calendar year following the calendar year in which the investor attains age 70 1/2. These distributions are determined by dividing the entire balance in the IRA at the beginning of each year by the life expectancy of the investor (or joint life and last survivor expectancy of investor and beneficiary, if applicable) determined as of the date the investor attains age 70, reduced by the number of whole years elapsed since the investor attained age 70 1/2.

DISTRIBUTION OF FUNDS IN THE EVENT OF INVESTOR'S DEATH: If distributions have begun and the investor dies before his entire interest has been distributed, the remaining interest in the investor's account shall be distributed to the investor's beneficiary at least as rapidly as under the method of distribution being used as of the date of the investor's death. If distribution has not begun prior to the investor's death, then the investor's entire interest in the IRA must be distributed to the investor's beneficiary within five (5) years after the death of the investor, provided that, if a distribution begins within one (1) year after the investor's death to or for the benefit of the investor's beneficiary over the longer of the life or life expectancy of the investor's beneficiary, such distribution will be considered to be distributed within such five (5) year period. If the beneficiary is the investor's surviving spouse, the surviving spouse may elect within the five (5) year period to have distributions begin at any time before the date on which the investor would have attained the age of 70 1/2 and, if the surviving spouse dies prior to distribution, such surviving spouse shall be considered as if the spouse were the investor and the distribution rules that applied to the investor shall be the same rules that apply to the deceased spouse. A beneficiary or surviving spouse may elect to accelerate payments.

REQUIRED MINIMUM DISTRIBUTIONS (RMDs): IRA investors who reach age 70 1/2 must begin taking distributions for that year and every year thereafter. The distribution for the first year may be delayed until April 1 of the year following the 70 1/2 year. All subsequent year distributions must be taken by December 31 of each year. This distribution can be based on the single or joint life expectancies of the investor and/or the designated beneficiary.
A 50% penalty will be applied to amounts not withdrawn.

TAXPAYER REPORTING REQUIREMENTS: If a transaction has occurred for which a penalty tax is imposed, such as an excess contribution, a premature distribution or an excess accumulation (insufficient distribution), the investor is required by the Internal Revenue Service to attach to his annual income tax return an information return (Form 5329) prescribed for reporting such transaction and calculating the penalty tax due.

TAX TREATMENT OF WITHDRAWALS AND DISTRIBUTIONS: Funds generally cannot be withdrawn from the IRA without adverse tax consequences prior to the date on which the investor attains age 59 1/2 (with the exception of the rollovers later described, returns of excess contributions and payments on account of the participant's death, certified disability or divorce). Any distributions prior to that time (including amounts deemed distributed as a result of prohibited transactions or use of part or all of the IRA as security for a loan) are considered to be premature distributions. In addition to being fully taxable to the investor as ordinary income at the time of distribution, such premature distributions are subject to a penalty tax of 10% of the amount distributed. Distributions occurring after the investor reaches
59 1/2, dies or is disabled are taxable to the recipient at ordinary income tax rates. However, no penalty taxes are applied in the case of such distributions.

Beginning January 1, 1997, distributions made to pay medical expenses which exceed 7.5 percent of your adjusted gross income are exempt from the 10% penalty tax. Distributions made to pay for health insurance premiums for the participant, the participant's spouse and dependents are also exempt from the 10% penalty tax PROVIDED the participant has separated from employment and has received unemployment compensation under a federal or state program for at least 12 weeks.

ROLLOVER CONTRIBUTIONS: Effective January 1, 1993, UCA-92 mandates a 20% withholding on all eligible rollover distributions from qualified retirement plans which are not directly rolled to an IRA or a similar qualified retirement plan. An eligible rollover distribution consists of all or any portion of the proceeds in a qualified retirement plan other than:

   a) a distribution which is part of a series of substantially equal periodic payments made over the life or life expectancy of the participant, the joint lives or life expectancies of the participant and his or her beneficiary, for a period of 5 years or to age 59 1/2, whichever is later;

   b) distributions which are not includible in the recipient's taxable income; or

   c) distributions which represent RMDs made to individuals 70 1/2 years of age.

   An eligible retirement plan is an IRA, a qualified plan, or tax sheltered annuity which accepts rollover contributions.

   Prior to effecting a direct rollover the custodian will distribute any required minimum distribution amount, if applicable, payable to the investor. Rollover distribution received by the investor must be invested within sixty
(60) days from the date of distribution in certain other IRA approved retirement plans, including

IRAs in order to retain its tax deferred status. All contributions and rollover contributions to an IRA must be made in cash. No tax deduction, however, is allowed to the investor for the amount of a rollover contribution contributed to an IRA.

ROLLOVER BY SURVIVING SPOUSE: A rollover of part or all of a lump sum distribution or part or all of a qualified partial distribution (subject to certain limitations provided by section 405(a)(5)(D) of the Code) may be made by a qualified plan investor or by the surviving spouse of a deceased qualified plan investor. The surviving spouse may roll over only into an IRA and may not roll over into a qualified plan in which the spouse is an investor. Beneficiaries other than the surviving spouse may not roll over. Whether an individual can receive a qualified lump sum, a qualified partial distribution or plan termination distribution depends upon the provisions of the employee benefit plan in which the individual or the spouse was a participant.

QUALIFIED PLAN ROLLOVER: A qualified plan distribution rolled into an IRA may be rolled back into another qualified plan under certain circumstances. In the case of rollovers from qualified plans, the amount rolled over must consist solely of employer and qualified deductible voluntary employee contributions, interest earned thereon, and interest earned on other employee contributions. Any part of the distribution retained by the investor except his own tax-paid contributions is subject to income tax, while amounts rolled over are not taxed until distributed from the rollover account. An investor otherwise eligible to do so may make deductible IRA contributions to a rollover IRA established with a qualified plan or section 403(b) annuity distribution, but if this occurs, the law may preclude future rollover of the funds back into a qualified plan or section 403(b) annuity. An investor may also withdraw all or part of the funds from another IRA or individual retirement annuity for rollover into an IRA within a one-year period. This limitation does not, however, apply to rollovers of funds between a qualified employer plan or annuity and an IRA. An investor may convert non-cash property distributed from a qualified plan into cash by means of a bona fide sale and roll over part or all of the proceeds into an IRA or another qualified plan within the sixty (60) day period after the distribution.

PROHIBITED TRANSACTIONS: An IRA prohibits the investor, his spouse or beneficiaries from engaging in any prohibited transactions (within the meaning of the Internal Revenue Code section 4975). Prohibited transactions include, but are not limited to, the sale or exchange of property, the lending of money or other extension of credit, the furnishing of goods, services or facilities and the transfer of income or assets to or from the IRA to or for the benefit of his own interest or receive any compensation from any transaction which involves the IRA assets. A disqualified person includes, but is not limited to, the investor, his family (including other individuals as defined in section 4975(e)(16) of the Code) and persons or other entities (corporations, trusts, estates or partnerships) which stand in a close relationship to the investor. If such transactions occur, the IRA will cease to be qualified and will lose its tax exemption status. The full balance will be treated as having been distributed and subject to the income and penalty taxes discussed above, and the fair market value of the account must be included in the investor's gross income. In addition, the custodian and other disqualified parties may not engage in any prohibited transactions with respect to the custodial account and will be subject to penalties if any such prohibited transactions are engaged in without a statutory or administrative exemption.

USE OF IRA ACCOUNT ASSETS AS SECURITY FOR LOANS: If the investor borrows money and used all or any portion of his interest in the IRA as security, the portion of the IRA used will be deemed to be distributed to the investor. If the investor has not attained age 59 1/2 or is not disabled, the distribution will not only be fully taxable at ordinary income tax rates but will incur the 10% premature distribution penalty tax discussed above. Consequently, pledging IRA assets as security for a loan is specifically prohibited.

PENALTY FOR EXCESS CONTRIBUTIONS: An "excess contribution" is a contribution to an IRA in a taxable year in excess of the maximum amount deductible or permitted to be rolled over into an IRA for the taxable year. A penalty tax equal to 6% of the amount of the excess contribution is imposed on an investor who has an excess contribution in his IRA as of the close of any taxable year.

PENALTY FOR CERTAIN ACCUMULATIONS: After the investor reaches age 70 1/2, or if he dies and payments are to be made to his beneficiary, if the required "minimum distributions" described in "Distribution of Funds" above, do not occur within the time required by law, a penalty tax may be incurred equal to 50% of the difference between the amount of the "minimum distribution" and the amount actually distributed each year. The Secretary of the Treasury may waive the penalty if the inadequate distribution is due to reasonable error and reasonable steps are being taken to correct the situation.

PENALTY FOR EXCESS DISTRIBUTIONS: A 15% excise tax is imposed on the sum of all annual distributions received during the calendar year in excess of $150,000 (or $112,500, adjusted for cost of living increases in certain circumstances). This 15% excise tax on excess distributions is reduced by the 10% tax on premature distributions, if any, that apply to excess distribution. The excess distribution tax will not apply to a distribution due to the investor's death (although the estate tax may be increased by 15% of the "excess retirement accumulation"), the portion of the distribution applying to nondeductible contributions, a distribution that is rolled over tax free, or a distribution to an alternate payee under qualified domestic relations order. As a result of the Small Business Job Protection Act of 1996, the excess distribution tax has been suspended for payments received in 1997, 1998, and 1999.

FINANCIAL DISCLOSURE: Earnings on the investor's IRA are the dividends and capital gains distributions received on mutual fund shares held by the investor's IRA, and are used to purchase additional mutual fund shares. A sales charge is deducted on the purchase of shares of the funds being offered. These sales charges are reduced under various circumstances described in detail in each Fund's prospectus. You must have received a prospectus prior to submitting your application to create an IRA. The growth in value of the mutual fund shares held in the investor's IRA can be neither guaranteed nor projected.

WITHDRAWALS: Withdrawal requests MUST be presented to Securities Management and Research, Inc., One Moody Plaza, Galveston, Texas 77550, with the appropriate withdrawal forms properly executed. You should contact your representative or Securities Management and Research, Inc. for the required forms and procedures to avoid any delay in the expediting of withdrawals.

ESTATE AND GIFT TAXES: All amounts held by the investor at the investor's death are includible in his estate for federal estate tax purposes, and the beneficiary shall report distributions received as ordinary income, except a surviving spouse may be able to roll over the distribution. Any transfers of the benefits during the investor's lifetime are subject to applicable gift taxes except certain transfers to a former spouse pursuant to a divorce decree or written instrument incident to such divorce.

ADDITIONAL INFORMATION: Additional information regarding the application and rules governing the IRA may be obtained from any district office of the Internal Revenue Service and from IRS Publication 590.

SIMPLIFIED EMPLOYEE PENSION
INDIVIDUAL RETIREMENT ACCOUNTS CONTRIBUTION AGREEMENT
==============================================================================
Form 5305-SEP                                                  Rev. January 1997
(Under section 408(k) of          OMB No. 1545-0499         DO NOT File With the
the Internal Revenue Code)                              Internal Revenue Service

_______________________________________________________________ makes the
                  (Business name--employer)

following agreement under the terms of section 408(k) of the Internal Revenue Code and the instructions to this form.

ARTICLE I--ELIGIBILITY REQUIREMENTS
(Check appropriate boxes--see instructions.)

  The employer agrees to provide for discretionary contributions in each calendar year to the Individual Retirement Accounts or Individual Annuity
(IRA) of all employees who are at least _______ years old (not to exceed
21 years old) and have performed services for the employer in at least _______ years (not to exceed 3 years) of the immediately preceding 5 years.

  This simplified employee pension (SEP) / / includes / / does not include employees covered under a collective bargaining agreement and / / includes / / does not include certain nonresident aliens, and / / includes / / does not include employees whose total compensation during the year is less than $400*.

ARTICLE II--SEP REQUIREMENTS (SEE INSTRUCTIONS)

  The employer agrees that contributions made on behalf of each eligible employee will be:

-  Based only on the first $150,000* of compensation.
- Made in an amount that is the same percentage of compensation for every employee.
-  Limited annually to the smaller of $30,000 or 15% of compensation.
- Paid to the employee's IRA trustee, custodian, or insurance company (for an annuity contract).


_______________________________________________________________________________
Signature of employer

_______________________________________________________________________________
By

_______________________________________________________________________________
Date


_______________________________________________________________________________
* This amount reflects the cost-of-living increase effective January 1, 1997. The amount is adjusted annually. The IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.


        If applicable, fill out this form and the form on the next page.
                         Submit this copy to SM&R.

SIMPLIFIED EMPLOYEE PENSION
INDIVIDUAL RETIREMENT ACCOUNTS CONTRIBUTION AGREEMENT
--------------------------------------------------------------------------------

Form 5305-SEP                                                  Rev. January 1997
(Under section 408(k) of          OMB No. 1545-0499         DO NOT File With the
the Internal Revenue Code)                              Internal Revenue Service


___________________________________________ makes the following agreement
       (Business name--employer)

under the terms of section 408(k) of the Internal Revenue Code and the instructions to this form.

ARTICLE I--ELIGIBILITY REQUIREMENTS
(Check appropriate boxes--see instructions.)

  The employer agrees to provide for discretionary contributions in each calendar year to the Individual Retirement Accounts or Individual Annuity
(IRA) of all employees who are at least__________years old (not to exceed 21 years old) and have performed services for the employer in at least_________years (not to exceed 3 years) of the immediately preceding 5 years.
  This simplified employee pension (SEP) / /includes / /does not include employees covered under a collective bargaining agreement and / /includes
/ /does not include certain nonresident aliens, and / /includes / /does not include employees whose total compensation during the year is less than $400*.

ARTICLE II--SEP REQUIREMENTS (See instructions.)

  The employer agrees that contributions made on behalf of each eligible employee will be

- Based only on the first $160,000* of compensation.
- Made in an amount that is the same percentage of compensation for every employee.
- Limited annually to the smaller of $30,000* or 15% of compensation.
- Paid to the employee's IRA trustee, custodian, or insurance company (for an annuity contract).


_______________________________________________________________________________
Signature of employer

_______________________________________________________________________________
By

_______________________________________________________________________________
Date


*This amount reflects the cost-of-living increase effective January 1, 1997. The amount is adjusted annually. The IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.


                THIS FORM REMAINS WITH THE CLIENT, IN THIS KIT.


PAPERWORK REDUCTION ACT NOTICE

You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by Code section 6103.

  The time needed to complete this form will vary depending on individual circumstances. The estimated average time is:

   Recordkeeping. . . . . . . . . . . . . . . . . . . 1 hr., 40 min.
   Learning about the law or the form . . . . . . . . 1 hr., 35 min.
   Preparing the form . . . . . . . . . . . . . . . . 1 hr., 41 min.

  If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to the Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-0001. DO NOT send this form to this address. Instead, keep it for your records.

INSTRUCTIONS (Section references are to the Internal Revenue Code, unless otherwise noted.)

PURPOSE OF FORM--Form 5305-SEP (Model SEP) is used by an employer to make an agreement to provide benefits to all eligible employees under a SEP described in section 408(k). DO NOT file this form with the IRS. See PUB. 560, Retirement Plans for the Self-Employed, and PUB. 590, Individual Retirement Arrangements (IRAs).

INSTRUCTIONS TO THE EMPLOYER

SIMPLIFIED EMPLOYEE PENSION.--A SEP is a written arrangement (a plan) which provides the employer with a simplified way to make contributions toward an employees' retirement income. Under a SEP, the employer is permitted to contribute a certain amount (see below) to an employee's Individual Retirement Account or Individual Retirement Annuity (IRAs). The employer makes contributions directly to an IRA set up by an employee with a bank, insurance company, or other qualified financial institution. When using Form 5305-SEP to establish a SEP, the IRA must be a model IRA established on an IRA form or a master or prototype IRA for which the IRS has issued a favorable opinion letter. Making the agreement on Form 5305-SEP does not establish an employer IRA as described in section 408(c).

WHEN NOT TO USE FORM 5305-SEP.--Do not use this form if you:

- Currently maintain any other qualified retirement plan. This does not prevent you from maintaining another SEP.

- Previously maintained a defined benefit plan that is now terminated

- Have any eligible employees for whom IRAs have not been established.

- Use the services of leased employees (as described in section 414(n)).

- Are a member of an affiliated service group (as described in section 414(m)), a controlled group of corporations (as described in section 414(b)), or trades or businesses under common control (as described in section 414(c) and 414(o)), unless all eligible employees of all the members of such groups, trades, or businesses, participate in the SEP

- Will not pay the cost of the SEP contributions. do not use Form 5305-SEP for a SEP that provides for elective employee contributions even if the contributions are made under a salary reduction agreement.

  Use Form 5305A-SEP, or a nonmodel SEP if you permit elective deferrals to a SEP.

NOTE:  SEPs PERMITTING ELECTIVE DEFERRALS CANNOT BE ESTABLISHED AFTER 1996.

ELIGIBLE EMPLOYEES--All eligible employees must be allowed to participate in the SEP. An eligible employee is any employee who: (1) is at least 21 years old, and (2) has performed "service" for you in at least 3 of the immediately preceding 5 years.

NOTE: YOU CAN ESTABLISH LESS RESTRICTIVE ELIGIBILITY REQUIREMENTS, BUT NOT MORE RESTRICTIVE ONES.

Service is any work performed for you for any period of time, however short. if you are a member of an affiliated service group, a controlled group of corporations, or trades or businesses under common control, service includes any work performed for any period of time for any other member of such group, trades, or businesses.

EXCLUDABLE EMPLOYEES--The following employees do not have to be covered by the SEP: (1) employees covered by a collective bargaining agreement whose retirement benefits were bargained for in good faith by you and their union,


*This amount reflects the cost-of-living increase effective January 1, 1997. The amount is adjusted annually. The IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.

(2) nonresident alien employees who did not earn U.S. source income from you, and (3) employees who received less than $400* in compensation during the year.

CONTRIBUTION LIMITS--The SEP rules permit you to make an annual contribution of up to 15% of the employee's compensation or $30,000*, whichever is less. Compensation, for this purpose, does not include employer contributions to the SEP or the employee's compensation in excess of $160,000*. If you also maintain a Model Elective SEP or any other SEP that permits employees to make elective deferrals, contributions to the two SEPs together may not exceed the smaller of $30,000* or 15% of compensation for any employee.

Contributions cannot discriminate in favor of highly compensated employees. You are not required to make contributions every year. But you must contribute to the SEP-IRAs of all of the eligible employees who actually performed services during the year of the contribution. This includes eligible employees who die or quit working before the contribution is made.

You may also not integrate your SEP contributions with, or offset them by, contributions made under the Federal Insurance Contributions Act (FICA).

If this SEP is intended to meet the top-heavy minimum contribution rules of section 416, but it does not cover all your employees who participate in your elective SEP, then you must make minimum contributions to IRAs established on behalf of those employees.

DEDUCTING CONTRIBUTIONS--You may deduct contributions to a SEP subject to the limits of section 404(h). This SEP is maintained on a calendar year basis and contributions to the SEP are deductible for your tax year with or within which the calendar year ends. Contributions made for a particular tax year must be made by the due date of your income tax return (including extensions) for that tax year.

COMPLETING THE AGREEMENT--This agreement is considered adopted when (1) IRAs have been established for all of your eligible employees, (2) you have completed all blanks on the agreement form without modification, and (3) you have given all of your eligible employees the following information:

- A copy of Form 5305-SEP.

- A statement that IRAs other than the IRAs into which employer SEP contributions will be made may provide different rates of return and different terms concerning, among other things, transfers and withdrawals of funds from the IRAs.

- A statement that, in addition to the information provided to an employee at the time the employee becomes eligible to participate, the administrator of the SEP must furnish each participant within 30 days of the effective date of any amendment to the SEP, a copy of the amendment and a written explanation of the effects.

- A statement that the administrator will give written notification to each participant of any employer contributions made under the SEP to that participant's IRA by the later of January 31 of the year following the year for which a contribution is made or 30 days after the contribution is made.

  Employers who have established a SEP using Form 5305-SEP and have furnished each eligible employee with a copy of the completed Form 5305-SEP and provided the other documents and disclosures described in INSTRUCTIONS TO THE EMPLOYER and INFORMATION FOR THE EMPLOYEE, are not required to file the annual information returns, Forms 5500, 5500-C/R, or 5500-EZ for the SEP. However, under Title 1 of ERISA, relief from the annual reporting requirements may not be available to an employer who selects, recommends, or influences its employees to choose IRAs into which contributions will be made under the SEP, if those IRAs are subject to provisions that impose any limits on a participant's ability to withdraw funds (other than restrictions imposed by the Code that apply to all IRAs). For additional information on Title I requirements, see the Department of Labor regulation at 29 CFR 2520. 104-48.

INFORMATION FOR THE EMPLOYEE

  The information below explains what a SEP is, how contributions are made, and how to treat your employer's contributions for tax purposes. For more information, see PUB. 590.

SIMPLIFIED EMPLOYEE PENSION--A SEP is a written arrangement (a plan) that allows an employer to make contributions toward your retirement. Contributions are made to an individual retirement account/annuity (IRA). Contributions must be made to either a Model IRA executed on an IRS form or a master or prototype IRA for which the IRS has issued a favorable opinion letter.

An employer is not required to make SEP contributions. If a contribution is made, it must be allocated to all the eligible employees according to the SEP agreement. The Model SEP (Form 5305-SEP) specifies that the contribution for each eligible employee will be the same percentage of compensation (excluding compensation higher than $160,000*) for all employees.

Your employer will provide you with a copy of the agreement containing participation rules and a description of how employer contributions may be made to your IRA. Your employer must also provide you with a copy of the completed Form 5305-SEP and a yearly statement showing any contributions to your IRA.

All amounts contributed to your IRA by your employer belong to you even after you stop working for that employer.

CONTRIBUTION LIMITS--Your employer will determine the amount to be contributed to your IRA each year. However, the amount for any year is limited to the smaller of $30,000* or 15% of your compensation for that year. Compensation does not include any amount that is contributed by your employer to your IRA under the SEP. Your employer is not required to make contributions every year or to maintain a particular level of contributions.

TAX TREATMENT OF CONTRIBUTIONS--Employer contributions to your SEP-IRA are excluded from your income unless there are contributions in excess of the applicable limit. Employer contributions within these limits will not be included on your Form W-2.

EMPLOYEE CONTRIBUTIONS--You may contribute the smaller of $2,000 or 100% of your compensation to an IRA. However, the amount you can deduct may be reduced or eliminated because, as a participant in a SEP, you are covered by an employer retirement plan.

SEP PARTICIPATION--If your employer does not require you to participate in a SEP as a condition of employment, and you elect not to participate, all other employees of your employer may be prohibited from participating. If one or more eligible employees do not participate and the employer tries to establish a SEP for the remaining employees, it could cause adverse tax consequences for the participating employees.

An employer may not adopt this IRS Model SEP if the employer maintains another qualified retirement plan or has ever maintained a qualified defined benefit plan. This does not prevent your employer from adopting this IRS Model SEP and also maintaining an IRS Model Elective SEP or other SEP. However, if you work for several employers, you may be covered by a SEP of one employer and a different SEP or pension or profit-sharing plan of another employer.

SEP-IRA AMOUNTS--ROLLOVER OR TRANSFER TO ANOTHER IRA--You can withdraw or receive funds from your SEP-IRA if within 60 days of receipt, you place those funds in another IRA or SEP-IRA. This is called a "rollover" and can be done without penalty only once in any 1-year period. However, there are no restrictions on the number of times you make "transfers" if you arrange to have these funds transferred between the trustees or the custodians so that you never have possession of the funds.

WITHDRAWALS--You may withdraw your employer's contribution at any time, but any amount withdrawn is includible in your income unless rolled over. Also, if withdrawals occur before you reach 59 1/2% you may be subject to a tax on early withdrawal.

EXCESS SEP CONTRIBUTIONS--Contributions exceeding the yearly limitations may be withdrawn without penalty by the due date (plus extensions) for filing your tax return (normally April 15), but is includible in your gross income. Excess contributions left in your SEP-IRA account after that time may have adverse tax consequences. Withdrawals of those contributions may be taxed as premature withdrawals.

FINANCIAL INSTITUTION REQUIREMENTS--The financial institution where your IRA is maintained must provide you with a disclosure statement that contains the following information in plain, nontechnical language:

1. The law that relates to your IRA.

2. The tax consequences of various options concerning your IRA.

3. Participation eligibility rules, and rules on the deductibility of retirement savings.

4. Situations and procedures for revoking your IRA, including the name, address, and telephone number of the person designated to receive notice of revocation. (This information must be clearly displayed at the beginning of the disclosure statement.)

5. A discussion of the penalties that may be assessed because of prohibited activities concerning you IRA.

6. Financial disclosure that provides the following information:
   a. Projects value growth rates of your IRA under various contribution an retirement schedules, or describes the method of determining annual earnings and charges that may be assessed.

   b. Describes whether, and for when, the growth projections are guaranteed, or a statement of the earnings rate and the terms on which the projections are based.

   c. States the sales commission for each year expressed as a percentage of $1,000.

In addition, the financial institution must provide you with a financial statement each year. You may want to keep these statements to evaluate your IRA's investment performance.

                                        [LOGO]

                        SECURITIES MANAGEMENT & RESEARCH, INC.

                                  Member NASD, SIPC
--------------------------------------------------------------------------------
                   One Moody Plaza     Galveston, Texas 77550
                            Call Toll Free 1-800-231-4639
--------------------------------------------------------------------------------
                            AMERICAN NATIONAL FUNDS GROUP

                   [LOGO]              - American National Growth Fund

                                       - American National Income Fund

                                       - Tri-Flex Fund

--------------------------------------------------------------------------------
                                  SM&R CAPITAL FUNDS

                   [LOGO]              - American National Government
                                         Income Fund

                                       - American National Tax-Free Fund

                                       - American National Primary Fund

SM&R is an investment advisor and mutual fund underwriter with over 30 years experience and manages all of the portfolios of the American National Funds Group and the SM&R Capital Funds. It is, also, a subsidiary of American National Insurance Company, one of the nation's largest insurers.

The professional investment managers of SM&R have the experience of directing and redirecting almost $4 billion of investments through many years of changing economic and market conditions. Experience that has helped to make these fund groups well respected in the investment community.

Form 9379
10/97
1,000